Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2010

Second Quarter Revenues of $307.6 million, up 13% and up 7% sequentially

Adjusted Income from Operations of $46.6 million, down 4% and up 6% sequentially

NEW YORK, July 28, 2010 — Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced financial results for the second quarter ended June 30, 2010.

Key Financial Results – Second Quarter 2010

•

Revenues were $307.6 million, up 12.7% from $272.9 million in the second quarter of 2009 and up 6.7% from the first quarter of 2010, driven by business process management growth of 21.1% for Global Clients and 8.7% for GE.

•	Net income attributable to Genpact Limited shareholders was $27.8 million, down 6.2% from $29.7 million in the second quarter of 2009.

•	Net income margin for the second quarter of 2010 was 9.1%, compared to 10.9% in the second quarter of 2009.

•	Diluted earnings per common share were $0.12, compared to $0.14 in the second quarter of 2009.

•	Adjusted income from operations was $46.6 million, compared to $48.4 million in the second quarter of 2009 and $44.0 million in the first quarter of 2010.

•	Adjusted income from operations margin was 15.1%, compared to 17.7% in the second quarter of 2009.

•	Adjusted diluted earnings per share were $0.15, compared to $0.18 in the second quarter of 2009.

Pramod Bhasin, Genpact’s President and CEO said, “We had strong revenue growth this quarter as momentum continues to build. Business process management work for Global Clients is the primary driver of this growth. GE revenues also increased across all major service lines. Our investments for growth, such as for business development, Smart Enterprise Processes (SEPsm) and our India business, as well as the ramping up of new engagements and some foreign exchange volatility, are reflected in our margins. The costs we are bearing now are a positive reflection of our future growth.”

Bhasin continued, “We expect margins to improve in the second half of the year as more transition revenues get converted to production. Our pipeline remains healthy.”

Revenues from clients other than GE, which Genpact refers to as Global Client revenues, grew 16.9% over the second quarter of 2009. Revenues from Global Clients now represent approximately 61.7% of Genpact’s total revenues, with the remaining 38.3% of revenues coming from GE. GE revenues increased 7.3% from the second quarter of 2009, adjusted for dispositions by GE.

Approximately 86.0% of Genpact’s revenues for the quarter came from business process management services, up from 83.3% for the second quarter of 2009, while revenues from IT services were approximately 14.0% of total revenues for the second quarter of 2010 as compared to 16.7% for the second quarter of 2009.

In the second quarter of 2010, 40 client relationships each accounted for $5 million or more of Genpact’s revenues in the last twelve months, up from 35 such relationships at the end of 2009. Of those, 4 client relationships each accounted for $25 million or more of Genpact’s revenues in the last twelve months.

Genpact generated $30.0 million of cash from operations in the second quarter of 2010, down from $49.0 million of cash from operations in the second quarter of 2009. The decline was primarily due to incremental working capital requirements resulting from an increase in accounts receivable.

Year-to-Date Results

•	Revenues were $595.8 million, up 10.6% from $538.7 million for the first half of 2009.

•	Net income attributable to Genpact Limited shareholders was $56.0 million, down 6.1% from $59.6 million in the first half of 2009.

•	Net income margin for the first half of 2010 was 9.4%, compared to 11.1% in the first half of 2009.

•	Diluted earnings per common share were $0.25, compared to $0.27 per share in the first half of 2009.

•	Adjusted income from operations was $90.5 million, consistent with the first half of 2009.

•	Adjusted income from operations margin was 15.2%, compared to 16.8% in the first half of 2009.

•	Adjusted diluted earnings per share were $0.31, compared to $0.35 in the first half of 2009.

As of June 30, 2010, Genpact had approximately 42,500 employees worldwide, an increase from approximately 37,400 as of June 30, 2009. Genpact’s employee attrition rate for the six months ended June 30, 2010, measured from day one of employment was 26%, up from 22% for the same period in 2009. Genpact’s attrition rate would be 21% if measured after six months of employment, as many of Genpact’s competitors do. Annualized revenue per employee was $30,300 for the six months ended June 30, 2010, compared to $30,600 for the six months ended June 30, 2009 primarily due to an increase in the number of employees hired for future growth.

Genpact generated $10.0 million of cash from operations in the first half of 2010, down from $67.8 million of cash from operations in the first half of 2009. The decline was primarily due to incremental working capital related to the acquisition of Symphony Marketing Solutions Inc., deposits for infrastructure investments, an increase in accounts receivable and reduction in current liabilities. Genpact has a strong balance sheet, with approximately $351.8 million in cash and cash equivalents and short term investments.

2010 Outlook

Bhasin continued, “Our outlook remains positive. We continue to expect revenue growth in 2010 of 14% to 17% and adjusted income from operations margin of 17% to 18%.”

Conference Call

Genpact management will host a conference call beginning at 8:00 a.m. EDT on July 29, 2010 to discuss the company’s performance for the period ended June 30, 2010. To participate, callers can dial 1 (866) 272-9941 from within the U.S. or 1 (617) 213-8895 from any other country. Thereafter, callers will be prompted to enter the participant passcode, 90512330.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact is a global leader in business process and technology management, offering a broad portfolio of enterprise and industry-specific services. The company manages over 3000 processes for more than 400 clients worldwide. Putting process in the forefront, Genpact couples its deep process knowledge and insights with focused IT capabilities, targeted analytics and pragmatic reengineering to deliver comprehensive solutions for clients. Lean and Six Sigma are an integral part of Genpact’s culture and Genpact views the management of business processes as a science. Genpact has developed Smart Enterprise Processes (SEPSM), a groundbreaking, rigorously scientific methodology for managing business processes, which focuses on optimizing process effectiveness in addition to efficiency to deliver superior business outcomes. Services are seamlessly delivered from a global network of centers to meet a client’s business objectives, cultural and language needs and cost reduction goals. Learn more at www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Shishir Verma
+1 (646) 624 5912
shishir.verma@genpact.com

Media	Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2009	As of June 30, 2010
Assets
Current assets
Cash and cash equivalents	$288,734	$308,756
Short term investments	132,601	42,997
Accounts receivable, net	137,454	161,007
Accounts receivable from related party, net	116,228	127,498
Short term deposits with related party	9,634	—
Deferred tax assets	45,929	45,463
Due from related party	9	22
Prepaid expenses and other current assets	116,551	137,243

Total current assets	$847,140	$822,986

Property, plant and equipment, net	189,112	203,763
Deferred tax assets	36,527	38,866
Investment in equity affiliates	588	2,302
Customer-related intangible assets, net	36,041	40,481
Other intangible assets, net	187	129
Goodwill	548,723	553,203
Other assets	89,247	95,288

Total assets	$1,747,565	$1,757,018

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2009	As of June 30, 2010
Liabilities and equity
Current liabilities
Short-term borrowings	$177	$—
Current portion of long-term debt	44,715	49,834
Current portion of capital lease obligations	527	837
Current portion of capital lease obligations payable to related party	1,429	1,263
Accounts payable	16,276	12,070
Income taxes payable	1,579	16,775
Deferred tax liabilities	264	215
Due to related party	7,843	7,959
Accrued expenses and other current liabilities	322,773	275,605

Total current liabilities	$395,583	$364,558
Long-term debt, less current portion	24,950	—
Capital lease obligations, less current portion	1,570	1,441
Capital lease obligations payable to related party, less current portion	1,809	1,663
Deferred tax liabilities	4,398	2,550
Due to related party	10,474	11,918
Other liabilities	109,034	91,106

Total liabilities	$547,818	$473,236

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 217,443,091 and 219,321,229 issued and outstanding as of December 31, 2009 and June 30, 2010, respectively	2,174	2,193
Additional paid-in capital	1,063,304	1,085,329
Retained earnings	278,911	334,932
Accumulated other comprehensive income (loss)	(146,993)	(141,029)

Genpact Limited shareholders’ equity	1,197,396	1,281,425
Noncontrolling interest	2,351	2,357

Total equity	1,199,747	1,283,782
Commitments and contingencies

Total liabilities and equity	$1,747,565	$1,757,018

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010
Net revenues
Net revenues from services - related party	$110,428	$117,914	$222,449	$231,252
Net revenues from services - others	162,422	189,713	316,234	364,594

Total net revenues	272,850	307,627	538,683	595,846

Cost of revenue
Services	165,803	191,101	329,522	367,786

Total cost of revenue	165,803	191,101	329,522	367,786

Gross profit	$107,047	$116,526	$209,161	$228,060

Operating expenses:
Selling, general and administrative expenses	63,866	75,277	127,723	148,168
Amortization of acquired intangible assets	6,496	4,065	13,365	8,284
Other operating (income) expense, net	(1,164)	(1,111)	(2,877)	(3,941)

Income from operations	$37,849	$38,295	$70,950	$75,549

Foreign exchange (gains) losses, net	2,234	4,855	(571)	5,586
Other income (expense), net	2,071	844	3,143	2,114

Income before share of equity in (earnings) loss of affiliates and income tax expense	37,686	34,284	74,664	72,077

Equity in loss of affiliates	205	272	435	605

Income before income tax expense	37,481	34,012	74,229	71,472

Income tax expense	5,663	4,865	10,535	12,082

Net Income	$31,818	$29,147	$63,694	$59,390

Net income attributable to noncontrolling interest	2,131	1,300	4,048	3,369

Net income attributable to Genpact Limited shareholders	$29,687	$27,847	$59,646	$56,021

Net income available to Genpact Limited common shareholders	29,687	27,847	59,646	56,021
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.14	$0.13	$0.28	$0.26
Diluted	$0.14	$0.12	$0.27	$0.25

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	215,030,747	218,955,223	214,808,173	218,455,684
Diluted	218,644,090	224,947,174	217,943,408	224,459,617

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2009	2010
Operating activities
Net income attributable to Genpact Limited shareholders	$59,646	$56,021
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	25,291	28,760
Amortization of debt issue costs	294	219
Amortization of acquired intangible assets	13,660	8,449
Provision for doubtful receivables	1,990	(1,711)
Gain on business acquisition	—	(247)
Unrealized (gain) loss on revaluation of foreign currency asset/liability	2,233	1,871
Equity in loss of affiliates	435	605
Noncontrolling interest	4,048	3,369
Share-based compensation expense	9,431	10,285
Deferred income taxes	(12,840)	(5,315)
Others, net	(343)	168
Change in operating assets and liabilities:
Increase in accounts receivable	(7,817)	(35,291)
Increase in other assets	(30,016)	(28,693)
(Decrease) increase in accounts payable	5,859	(2,102)
Decrease in accrued expenses and other current liabilities	(33,048)	(43,876)
Increase in income taxes payable	22,279	15,188
Increase in other liabilities	6,658	2,262

Net cash provided by operating activities	$67,760	$9,962

Investing activities
Purchase of property, plant and equipment	(31,187)	(36,909)
Proceeds from sale of property, plant and equipment	1,904	590
Investment in affiliates	(296)	(2,324)
Purchase of short term investments	(85,623)	(42,997)
Proceeds from sale of short term investments	166,749	132,601
Short term deposits placed with related party	(64,457)	(6,507)
Redemption of short term deposits with related party	102,923	16,269
Payment for business acquisitions, net of cash acquired	(20,196)	(42,575)

Net cash provided by investing activities	$69,817	$18,148

Financing activities
Repayment of capital lease obligations	(1,295)	(2,697)
Repayment of long-term debt	(10,000)	(20,000)
Repayment of short-term borrowings	(25,000)	(184)
Proceeds from issuance of common shares under share based compensation plans	5,248	11,759
Distribution to noncontrolling interest	(3,611)	(3,488)

Net cash used for financing activities	$(34,658)	$(14,610)

Effect of exchange rate changes	(1,184)	6,522
Net increase in cash and cash equivalents	102,919	13,500
Cash and cash equivalents at the beginning of the period	184,050	288,734

Cash and cash equivalents at the end of the period	$285,785	$308,756

Supplementary information
Cash paid during the period for interest	$3,272	$927
Cash paid during the period for income taxes	$24,858	$19,583
Property, plant and equipment acquired under capital lease obligation	$850	$711

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and diluted adjusted earnings per share attributable to shareholders of Genpact Limited, or diluted adjusted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include share-based compensation expense (including fringe benefit tax, or FBT thereon for Indian employees, abolished on August 18, 2009 with effect from April 1, 2009), amortization of acquired intangibles at formation in 2004 and expenses associated with the Company’s March 2010 secondary offering for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include share-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles and the expenses of the secondary offering allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future share-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and the expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, share-based compensation, that are recurring. Share-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2009 and 2010:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010
Income from operations as per GAAP	$37,849	$38,295	$70,950	$75,549
Add: Amortization of acquired intangible assets resulting from Formation Accounting	6,192	3,394	12,661	6,918
Add: Share based compensation	4,771	5,799	9,431	10,285
Add: FBT impact on share based compensation recovered from employees	1,086	—	1,156	—
Add: Other income	805	672	788	1,766
Less: Equity in loss of affiliates	(205)	(272)	(435)	(605)
Less: Noncontrolling interest	(2,131)	(1,300)	(4,048)	(3,369)

Adjusted income from operations	$48,367	$46,588	$90,503	$90,544

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010
Net income as per GAAP	$29,687	$27,847	$59,646	$56,021
Add: Amortization of acquired intangible assets resulting from Formation Accounting	6,192	3,394	12,661	6,918
Add: Share based compensation	4,771	5,799	9,431	10,285
Add: FBT impact on share based compensation recovered from employees	1,086	—	1,156	—
Add: Secondary offering expenses	—	—	—	591
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(1,821)	(866)	(3,167)	(2,073)
Less: Tax Impact on share based compensation	(1,019)	(1,548)	(2,605)	(2,678)

Adjusted net income	$38,896	$34,627	$77,122	$69,064

Diluted adjusted earnings per share	$0.18	$0.15	$0.35	$0.31